                                                                  Exhibit (a)(2)
                              LETTER OF TRANSMITTAL

                                 To Tender Units

                                       of

                         EVERFLOW EASTERN PARTNERS, L.P.

                        Pursuant to the Offer to Purchase

                                       of

                         EVERFLOW EASTERN PARTNERS, L.P.

                                 April 30, 2001

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   THE EXPIRATION DATE, WITHDRAWAL DEADLINE AND PRORATION DEADLINE IS FRIDAY,
   JUNE 29, 2001, AT 12:00 MIDNIGHT, EASTERN DAYLIGHT TIME, UNLESS EXTENDED.
   --------------------------------------------------------------------------

                       To: Everflow Eastern Partners, L.P.

        By Mail:                             By Hand or Overnight Mail/Express:
      P.O. Box 629                                  585 West Main Street
  Canfield, Ohio  44406                             Canfield, Ohio  44406

                                  By Facsimile:
                                  (330)533-9133

                                For Information:
                                  (330)533-2692

Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery.

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                                           DESCRIPTION OF UNITS TENDERED

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    Print Name and Address of Registered                                              Certificate(s) Enclosed*
                 Holder(s)                           Book Entry Transfer*         (Attach signed list if necessary)
              (Please fill in)
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
                                                                                Amount of Unit
                                                 Amount of      Amount of       Represented by        Amount of
                                                Units Owned  Units Tendered**  Certificate(s)***   Units Tendered**
                                                -----------  ----------------  -----------------   -----------------






--------------------------------------------------------------------------------------------------------------------
Total Units
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

     * Most Units are listed in the names of the Unitholders on the record books of the Company. Certificates representing Units are not generally issued. See Instruction 1.
     ** Unless otherwise indicated, it will be assumed that all Units described above are being tendered. See Instruction 3.
     *** Need not be completed by Unitholders who tender Units by book-entry transfer.

         This Letter of Transmittal is to be completed (a) if a Unitholder desires to tender Units pursuant to the Offer to Purchase and (b) if any certificates are to be forwarded herewith pursuant to the procedures set forth in Section 3 of the Offer to Purchase, dated April 30, 2001 (the "Offer to Purchase").

                     NOTE: SIGNATURES MUST BE PROVIDED BELOW
               PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

Ladies and Gentlemen:

                  The undersigned hereby tenders to Everflow Eastern Partners, L.P., a Delaware limited partnership (the "Company"), a portion of the Company's units of limited partnership interest (the "Units"), at a price of $9.73 per Unit (the "Purchase Price"), net to the seller in cash, upon the terms and conditions set forth in the Offer to Purchase dated April 30, 2001 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer").

                  Subject to and effective upon acceptance for payment of the Units tendered herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to the Units tendered hereby that are accepted for payment pursuant to the Offer.

                  The undersigned hereby warrants that the undersigned owns the Units tendered within the meaning of Rule 13e-4 under the Securities Exchange Act of 1934, as amended, as described in Section 3 of the Offer to Purchase, and has full authority to sell, assign and transfer such Units and that the Company will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof and not subject to any adverse claim when and to the extent the same are purchased by it.

                  Upon request, the undersigned will execute and deliver any additional documents necessary or desirable to complete the assignment, transfer and purchase of Units tendered hereby.

                  The undersigned understands that tenders of Units pursuant to the procedures described in Section 3 of the Offer to Purchase or in the Instructions hereto will constitute an agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer.

                  The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, the Company may terminate or amend the Offer or may not be required to purchase any of the Units tendered hereby. The undersigned also recognizes that, under certain conditions set forth in the Offer to Purchase the Company may purchase, pro rata with Units tendered by other Unitholders, fewer than all of the Units tendered hereby. In such event, the undersigned understands that the certificate(s), if any, for any Units not purchased will be returned to the undersigned at the address indicated above unless otherwise indicated under the "Special Payment Instructions" or "Special Delivery Instructions" below.

                  The check for the Purchase Price for tendered Units that are purchased pursuant to the Offer should be issued to the order of the undersigned and mailed to the address above unless otherwise indicated under the "Special Payment Instructions" or the "Special Delivery Instructions" below.

                  In the event that both the "Special Payment Instructions" and the "Special Delivery Instructions" are completed, please issue the check for the Purchase Price and/or return the certificates, if any, for Units not so tendered or accepted for payment in the name of and deliver said check and/or return such certificates, if any, for Units to the person or persons so indicated.

                  The undersigned recognizes that the Company has no obligation pursuant to the "Special Payment Instructions" to transfer any Units from the name of the registered holder thereof if the Company does not accept for payment any of the Units so tendered.

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

                  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

                                    IMPORTANT
                                    SIGN HERE

--------------------------------------------------------------------------------
                             Signature of Unitholder

     ---------------------------------------------------------------------------
                             Signature of Unitholder

     Dated _____________________, 2001 (Must be signed by the registered holder(s) exactly as name(s) appear(s) on Units. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information. See Instruction 4.)

     Name(s)____________________________________________________________________


     ---------------------------------------------------------------------------
                                 (Please Print)

     Capacity (full title): ____________________________________________________
                               (See Instruction 4)

     ---------------------------------------------------------------------------
                         Area Code and Telephone Numbers

     Home:______________________________________________________________________


     Business:__________________________________________________________________



                         (DO NOT WRITE IN SPACES BELOW)

Date Received _____________              Accepted By _______________________           Checked By ______________

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         Units                    Units                  Check                  Amount                  Units
        Tendered                Accepted                 Number                of Check               Returned
----------------------------------------------------------------------------------------------------------------------





                          SPECIAL PAYMENT INSTRUCTIONS

                         (See Instruction 1, 3, 4 and 7)

     To be completed ONLY if the check for the Purchase Price of Units is to be issued in the name of someone other than the undersigned and/or certificates, if any, for Units not tendered or not purchased are to be issued in the name of someone other than the undersigned.

     Issue:        [_]     check      [_]   certificates to

     Name ______________________________________________________________________

                                 (Please Print)

     Address ___________________________________________________________________


     ___________________________________________________________________________
                               (Include Zip Code)

                          SPECIAL DELIVERY INSTRUCTIONS

                        (See Instructions 1, 3, 4 and 7)

     To be completed ONLY if certificates, if any, for Units not tendered or not purchased and/or the check for the Purchase Price of Units purchased is to be sent to someone other than the undersigned, or to the undersigned at an address other than that shown above.

     Issue:        [_]     check      [_]   certificates to

     Name ______________________________________________________________________

                                (Please Print)

     Address ___________________________________________________________________


     ___________________________________________________________________________
                              (Include Zip Code)

           [_]    Permanent Change of Address

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

                                  INSTRUCTIONS
                            FORMING PART OF THE TERMS
                           AND CONDITIONS OF THE OFFER

                  1. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES. Pursuant to the Company's Partnership Agreement, certificates or other instruments representing Units are not generally issued to Limited Partners of the Company. All Units are listed in the names of the Unitholders on the record books of the Company. Certificates representing Units are issued only in certain circumstances. See Section 3 of the Offer to Purchase. Except as hereinafter provided, certificates for the tendered Units, if any, together with properly completed and duly executed Letter of Transmittal or facsimile thereof, and any other documents required by this Letter of Transmittal, should be mailed or delivered by hand to the Company at the appropriate address set forth herein. In order for a tendering Unitholder to be entitled to proration of tendered Units, such Unitholder must tender Units in accordance with the procedures set forth herein and in the Offer to Purchase on or prior to the Expiration Date (as defined in the Offer to Purchase).

                  THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IF ANY, FOR UNITS, IS AT THE ELECTION AND RISK OF THE TENDERING UNITHOLDER. IF DELIVERY IS BY MAIL, INSURED REGISTERED MAIL, RETURN RECEIPT REQUESTED, IS RECOMMENDED.

                  Except as set forth in the Offer to Purchase, no alternative, conditional or contingent tenders will be accepted and no fractional Units will be purchased. All tendering Unitholders, by execution of this Letter of Transmittal, waiver any right to receive any notice of the acceptance of their Units for payment.

                  2. INADEQUATE SPACE. If the space provided in the box captioned "Description of Units Tendered-Certificate(s) Enclosed" is inadequate, the amount of Units should be listed on a separate signed schedule attached hereto.

                  3. PARTIAL TENDER. (Applicable only to Unitholders who tender by submitting certificates for Units.) If fewer than all of the Units evidenced by a certificate(s) are to be tendered, fill in the number of Units which are to be tendered in the column entitled "Number of Units Tendered." In such case, if some or all of the tendered Units are purchased, new certificate(s) for the remainder of the Units evidenced by your old certificate(s) registered in your name will be sent to you, unless otherwise specified in the "Special Payment Instructions" or "Special Delivery Instructions" boxes on this Letter of Transmittal, as soon as practicable after the Expiration Date of the Offer. All Units represented by the certificate(s) listed will be deemed to have been tendered unless otherwise indicated.

                  4. SIGNATURES ON LETTER OF TRANSMITTAL, STOCK POWERS AND ENDORSEMENTS.

                           (a) If this Letter of Transmittal is signed by the
                  registered holder(s) of the Units tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the address label of the envelope transmitting the Offer to Purchase, or the face of the certificate(s), if any, representing such Units, without alteration, enlargement or any change whatsoever.

                           (b) If any Units tendered hereby are held of record
                  by two or more joint holders, all such holders must sign this Letter of Transmittal.

                           (c) If any tendered Units are registered in different
                  names on several certificates, if any, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

                           (d) If this Letter of Transmittal is signed by the
                  registered holder(s) of the Units tendered hereby, no endorsements of certificate(s) representing such Units or separate stock powers are required, unless payment is to be made or certificate(s) for Units not tendered or purchased are to be issued to a person other than the registered holder(s). In any of the latter cases, the certificate(s) representing the Units transmitted hereby must be endorsed or accompanied by

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

                  appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s).

                           (e) If this Letter of Transmittal or any certificate
                  or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of their authority so to act.

                  5. TRANSFER TAXES. Subject to the following, the Company will pay or cause to be paid all transfer taxes, if any, payable on the transfer to it of Units purchased pursuant to the Offer. If, however, payment of the Purchase Price is to be made to or (in the circumstances permitted by the Offer) if Units not tendered or purchased are to be registered in the name(s) of any person(s) other than the registered holder(s), or if tendered certificates are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes, or an exemption therefrom, is submitted.

                  Except as provided in this Instruction 5, it will not be necessary to affix transfer tax stamps to the certificates representing Units tendered hereby.

                  6. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If checks are to be issued in the name of and/or certificates for Units not tendered or not purchased are to be returned to a person other than the signer(s) of the Letter of Transmittal or if checks and/or such certificates are to be sent to an address other than that shown above in the box captioned "Description of Units Tendered," then the boxes captioned "Special Payment Instructions" and/or "Special Delivery Instructions" on this Letter of Transmittal should be completed.

                  7 IRREGULARITIES. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders of Units will be determined by the Company (or by its representatives), which determinations shall be final and binding. The Company reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Unitholder. Neither the Company nor any other person will be under a duty to give notification of any defects, irregularities or rejections in tenders, nor shall any of them incur any liability for failure to give such notice.

                  8. LOST OR DESTROYED CERTIFICATES. If any certificate representing Units has been lost or destroyed, the Unitholder should promptly notify the Company of this fact in writing. This Letter of Transmittal and related documents cannot be processed until procedures for replacing lost or destroyed certificates have been followed.

         9. QUESTIONS AND REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance or requests for additional copies of the Offer to Purchase and this Letter of Transmittal may be directed to William A. Siskovic, Vice President and Secretary-Treasurer, (330)533-2692.

                  IMPORTANT: THIS LETTER OF TRANSMITTAL OR A MANUALLY SIGNED FACSIMILE THEREOF (TOGETHER WITH CERTIFICATES, IF ANY, FOR UNITS TENDERED, AND ALL OTHER REGISTERED DOCUMENTS) MUST BE RECEIVED BY THE COMPANY PRIOR TO THE EXPIRATION DATE OF THE OFFER.

                                       6